FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS ALL-TIME RECORD QUARTERLY EARNINGS
Earnings Before Taxes Increased 8% to $500 Million

Income From Continuing Operations Increased 10% to $374 Million

Earnings Per Share Increased 17% to $4.93

Repurchased 3.5 Million Shares of Common Stock for $362.7 Million Year-To-Date Through July 26, 2022

Board of Directors Increases Securities Repurchase Authorization by $250 Million

BLOOMFIELD HILLS, MI, July 27, 2022 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world’s premier automotive and commercial truck retailers, today announced all-time record quarterly earnings for the second quarter of 2022. For the quarter, revenue decreased 1% to $6.9 billion. Foreign currency exchange negatively impacted revenue by $245.2 million. Excluding the impact from foreign currency exchange, revenue would have increased by 2%. Income from continuing operations attributable to common stockholders increased 10% to $374.0 million, and related earnings per share increased 17% to $4.93. Foreign currency exchange negatively impacted earnings per share by $0.11. For the three months ended June 30, 2021, income from continuing operations attributable to common stockholders was $338.8 million and related earnings per share was $4.20, and as shown in the attached non-GAAP reconciliation schedules, adjusted income from continuing operations was $360.2 million and related adjusted earnings per share was $4.47, reflecting increases of 4% and 10%, respectively.
Second Quarter 2022 Operating Highlights Compared to Second Quarter 2021
(Percentage Change Excluding Foreign Currency Exchange Shown in Parenthesis)
•Retail Automotive Same-Store Revenue – decreased 8% (-3%)
•New Vehicle -18% (-15%); Used Vehicle -2% (+4%); Finance & Insurance +1% (+5%); Service & Parts +4% (+8%)
•Retail Automotive Same-Store Gross Profit – decreased 3% (+2%)
•New Vehicle +7% (+11%); Used Vehicle -23% (-19%); Finance & Insurance +1% (+5%); Service & Parts +2% (+6%)
•Retail Automotive Same-Store Variable Gross Profit Per Unit Retailed – increased $841/unit, or 16% (+21%), to $5,999
•Retail Commercial Truck Same-Store Revenue – increased 11%
Commenting on the Company’s results, Chair and CEO Roger Penske said, "I am pleased to report that our diversified business delivered all-time record quarterly earnings for the second quarter of 2022, including a sequential improvement in earnings before taxes, income from continuing operations, and earnings per share when compared to the first quarter of 2022. Despite the supply constraints that continue to impact inventory availability, demand remains strong, and we continue to benefit from the diversification of our operations.”
For the six months ended June 30, 2022, the Company reported a 9% increase in revenue to $13.9 billion. Income from continuing operations attributable to common stockholders increased 42% to $741.9 million, and related earnings per share increased 50% to $9.70. Foreign currency exchange negatively impacted revenue by $279.8 million and earnings per share by

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$0.16. For the six months ended June 30, 2021, income from continuing operations attributable to common stockholders was $521.3 million and related earnings per share was $6.46, and as shown in the attached non-GAAP reconciliation schedules, adjusted income from continuing operations was $542.7 million and related adjusted earnings per share was $6.73, reflecting increases of 37% and 44%, respectively.
Retail Automotive Dealerships
For the three months ended June 30, 2022, total retail automotive revenue decreased 3% to $6.0 billion, including an 8% decrease on a same-store basis when compared to the same period last year. Total retail automotive gross profit increased 2% to $1.1 billion, including a 3% decrease on a same-store basis. Gross margin increased 90 basis points to 17.7% as variable gross profit per unit retailed increased 16%, or $809, to $5,964 and return on sales was 5.0%. Excluding foreign currency exchange impacts, total retail automotive revenue remained flat and total retail automotive gross profit increased 5%.
CarShop Used Vehicle Centers
As of June 30, 2022, we operated 21 CarShop used vehicle locations. For the three months ended June 30, 2022, retail unit sales increased by 7% to 20,124 while total revenue increased by 15% to $468.0 million, including an increase of 6% on a same-store basis. For the six months ended June 30, 2022, retail unit sales increased by 32% to 39,647 while total revenue increased by 51% to $983.9 million, including an increase of 37% on a same-store basis. For the three and six months ended June 30, 2022, losses before taxes were of $1.5 million and $2.7 million, respectively, due to the increased cost of acquiring used vehicles resulting from the lower supply of new vehicles available for sale and higher reconditioning costs.
Retail Commercial Truck Dealerships
As of June 30, 2022, we operated 39 North American commercial truck locations under the Premier Truck Group name which offer new and used trucks for sale, a full range of parts, maintenance and repair services, collision centers, and finance and insurance options. For the three months ended June 30, 2022, earnings before taxes increased 32% to $52.3 million compared to $39.7 million in the same period last year, and return on sales was 6.8%. For the six months ended June 30, 2022, earnings before taxes increased 65% to $110.8 million compared to $67.2 million in the same period last year, and return on sales was 7.1%.
Penske Australia
Penske Australia is the exclusive importer and distributor of certain heavy- and medium-duty trucks and buses and refuse collection vehicles, together with associated parts, across Australia, New Zealand, and portions of the Pacific and is a leading distributor of diesel and gas engines and power systems. For the three months ended June 30, 2022, revenue decreased 14% to $140.9 million compared to $164.6 million in the same period last year. However, earnings before taxes increased 5% to $8.8 million compared to $8.4 million in the same period last year, and return on sales was 6.2%. For the six months ended June 30, 2022, revenue decreased 1% to $294.8 million compared to $296.8 million in the same period last year. However, earnings before taxes increased 34% to $19.3 million compared to $14.4 million in the same period last year, and return on sales was 6.5%. Excluding foreign currency exchange impacts for the three and six months ended June 30, 2022, revenue decreased 7% and increased 7%, respectively.
Penske Transportation Solutions Investment
Penske Transportation Solutions (“PTS”) is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and six months ended June 30, 2022, the Company recorded $136.6 million and $255.1 million in earnings compared to $102.5 million and $156.2 million for the same periods

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last year, representing increases of 33% and 63%, respectively. The increase was principally driven by increased demand for PTS’s full-service leasing, rental, logistics services, and remarketing of used trucks, which resulted in a 14% return on sales for PTS during the second quarter 2022.
Corporate Development and Capital Allocation
Year-to-date, the Company has added approximately $745 million in annualized revenue through acquisitions and open points. The acquisitions consist of four commercial truck dealerships located in Ontario, Canada and ten retail automotive franchises, consisting of six in the U.K. and four in the U.S. We also opened two retail automotive franchises that we were awarded in the U.S. Additionally, the Company has signed an agreement to acquire five Mercedes-Benz dealerships and three aftersales locations in North London, United Kingdom, from Mercedes-Benz Retail Group U.K. The dealerships and aftersales locations subject to the acquisition are expected to generate revenue of approximately $550 million for the full year of 2022. Closing of the transaction is expected to occur during the third quarter of 2022, subject to the satisfaction or waiver of customary conditions.
Based on the Company's strong earnings and cash flow, the Board of Directors has increased the quarterly dividend three times in 2022 from $0.46 per share to $0.53 per share. During the six months ended June 30, 2022, we also repurchased 2.7 million shares of common stock for approximately $275.4 million under our securities repurchase program and acquired 148,440 shares of our common stock for $17.2 million from employees in connection with a net share settlement feature of employee equity awards. From July 1, 2022, through July 26, 2022, we repurchased an additional 0.8 million shares for an aggregate purchase price of $87.3 million under our securities repurchase program. In July 2022, our Board of Directors increased the authority delegated to management to repurchase our outstanding securities by $250 million. As of July 26, 2022, the Company's total available repurchase authority is $330.6 million.
Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the second quarter of 2022 on Wednesday, July 27, 2022, at 2:00 p.m. Eastern Time. To listen to the conference call, participants must register in advance using this link: https://conferencingportals.com/event/dbtxjpcq. Upon registering, participants will receive a confirmation which includes dial-in numbers and a unique conference call access code and PIN for entry. We suggest registering at least 10 minutes prior to the start of the call. The call will also be simultaneously broadcast over the Internet. To access the live audio webcast, please use the following link https://events.q4inc.com/attendee/328850966, or through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the second quarter 2022 financial results has been posted to the Company’s website. To access the presentation or to listen to the Company’s webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world’s premier automotive and commercial truck retailers. PAG operates dealerships principally in the United States, the United Kingdom, Canada, Germany, Italy, and Japan and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. Additionally, PAG owns 28.9% of Penske Transportation Solutions, a business that manages a fleet of over 386,000 vehicles providing innovative transportation, supply chain, and technology solutions to North American fleets. PAG is a member of the Fortune 500, Russell 1000, and Russell 3000 indexes and is ranked among the World’s Most Admired Companies by Fortune Magazine. For additional information, visit the Company’s website at www.penskeautomotive.com.

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Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations, adjusted earnings per share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company’s disclosures and provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations and improve the period-to-period comparability of the Company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s financial performance, acquisitions, and growth plans. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, the Company's ability to successfully complete the acquisition of the Mercedes-Benz dealerships described in this press release, including the satisfaction or waiver of closing conditions with respect to such acquisition, the duration, severity, and resolution of the COVID-19 pandemic, government mandated restrictions on our business in light of COVID-19 or otherwise, macro-economic and geo-political conditions generally, conditions in the credit markets, inflation, changes in interest rates and foreign currency exchange rates, changes in tariff rates, changes in the distribution model in our international operations via agency or other means, new or enhanced regulations that may impact the sale of certain vehicles through our dealerships, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to limited vehicle availability as a result of the COVID-19 pandemic, the war in Ukraine, the shortage of automotive semiconductor chips or other components, natural disasters, recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us, changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group’s business, markets, conditions, and other uncertainties, which could affect Penske Automotive Group’s future performance. These risks and uncertainties are addressed in Penske Automotive Group’s Form 10-K for the year ended December 31, 2021, Form 10-Q for the quarterly period ended March 31, 2022, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

4

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	Change	2022	2021	Change
Revenue	$6,906.9	$6,987.5	(1.2)%	$13,882.3	$12,761.3	8.8%
Cost of Sales	5,669.9	5,804.8	(2.3)%	11,413.6	10,665.4	7.0%
Gross Profit	$1,237.0	$1,182.7	4.6%	$2,468.7	$2,095.9	17.8%
SG&A Expenses	817.7	749.8	9.1%	1,615.5	1,414.1	14.2%
Depreciation	31.7	30.2	5.0%	63.6	59.5	6.9%
Operating Income	$387.6	$402.7	(3.7)%	$789.6	$622.3	26.9%
Floor Plan Interest Expense	(9.0)	(7.9)	13.9%	(16.5)	(17.4)	(5.2)%
Other Interest Expense	(17.0)	(19.7)	(13.7)%	(33.5)	(37.6)	(10.9)%
Debt Redemption Costs	—	(17.0)	nm	—	(17.0)	nm
Equity in Earnings of Affiliates	138.0	105.6	30.7%	257.6	161.0	60.0%
Income from Continuing Operations Before Income Taxes	$499.6	$463.7	7.7%	$997.2	$711.3	40.2%
Income Taxes	(123.7)	(123.4)	0.2%	(251.8)	(187.9)	34.0%
Income from Continuing Operations	$375.9	$340.3	10.5%	$745.4	$523.4	42.4%
Income from Discontinued Operations, net of tax	—	0.1	nm	—	0.1	nm
Net Income	$375.9	$340.4	10.4%	$745.4	$523.5	42.4%
Less: Income Attributable to Non-Controlling Interests	1.9	1.5	nm	3.5	2.1	nm
Net Income Attributable to Common Stockholders	$374.0	$338.9	10.4%	$741.9	$521.4	42.3%

Amounts Attributable to Common Stockholders:
Reported Income from Continuing Operations	$375.9	$340.3	10.5%	$745.4	$523.4	42.4%
Less: Income Attributable to Non-Controlling Interests	1.9	1.5	nm	3.5	2.1	nm
Income from Continuing Operations, net of tax	$374.0	$338.8	10.4%	$741.9	$521.3	42.3%
Income from Discontinued Operations, net of tax	—	0.1	nm	—	0.1	nm
Net Income Attributable to Common Stockholders	$374.0	$338.9	10.4%	$741.9	$521.4	42.3%
Income from Continuing Operations Per Share	$4.93	$4.20	17.4%	$9.70	$6.46	50.2%
Income Per Share	$4.93	$4.20	17.4%	$9.70	$6.46	50.2%
Weighted Average Shares Outstanding	75.8	80.7	(6.1)%	76.5	80.7	(5.2)%

nm – not meaningful

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	June 30,	December 31,
	2022	2021
Assets:
Cash and Cash Equivalents	$154.9	$100.7
Accounts Receivable, Net	774.3	734.0
Inventories	3,055.2	3,129.0
Other Current Assets	147.9	111.7
Total Current Assets	4,132.3	4,075.4
Property and Equipment, Net	2,402.3	2,442.2
Operating Lease Right-of-Use Assets	2,435.4	2,451.4
Intangibles	2,817.6	2,765.6
Other Long-Term Assets	1,716.5	1,730.0
Total Assets	$13,504.1	$13,464.6

Liabilities and Equity:
Floor Plan Notes Payable	$1,205.6	$1,144.8
Floor Plan Notes Payable – Non-Trade	1,236.5	1,409.9
Accounts Payable	841.1	767.1
Accrued Expenses and Other Current Liabilities	853.1	870.3
Current Portion Long-Term Debt	78.5	82.0
Liabilities Held for Sale	—	0.5
Total Current Liabilities	4,214.8	4,274.6
Long-Term Debt	1,407.5	1,392.0
Long-Term Operating Lease Liabilities	2,356.0	2,373.6
Other Long-Term Liabilities	1,306.4	1,329.4
Total Liabilities	9,284.7	9,369.6
Equity	4,219.4	4,095.0
Total Liabilities and Equity	$13,504.1	$13,464.6

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Geographic Revenue Mix:
North America	61.0%	60.7%	60.1%	60.2%
U.K.	31.8%	31.4%	32.1%	31.7%
Other International	7.2%	7.9%	7.8%	8.1%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$5,997.3	$6,197.6	$12,026.5	$11,404.5
Retail Commercial Truck	768.7	625.3	1,561.0	1,060.0
Commercial Vehicle Distribution and Other	140.9	164.6	294.8	296.8
Total	$6,906.9	$6,987.5	$13,882.3	$12,761.3

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,060.0	$1,040.4	$2,110.7	$1,840.3
Retail Commercial Truck	136.0	102.7	277.2	182.7
Commercial Vehicle Distribution and Other	41.0	39.6	80.8	72.9
Total	$1,237.0	$1,182.7	$2,468.7	$2,095.9

Gross Margin:
Retail Automotive	17.7%	16.8%	17.6%	16.1%
Retail Commercial Truck	17.7%	16.4%	17.8%	17.2%
Commercial Vehicle Distribution and Other	29.1%	24.1%	27.4%	24.6%
Total	17.9%	16.9%	17.8%	16.4%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating Items as a Percentage of Revenue:
Gross Profit	17.9%	16.9%	17.8%	16.4%
Selling, General and Administrative Expenses	11.8%	10.7%	11.6%	11.1%
Operating Income	5.6%	5.8%	5.7%	4.9%
Income from Continuing Operations Before Income Taxes	7.2%	6.6%	7.2%	5.6%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	66.1%	63.4%	65.4%	67.5%
Operating Income	31.3%	34.0%	32.0%	29.7%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in Millions)	2022	2021	2022	2021

EBITDA(1)	$548.3	$513.6	$1,094.3	$808.4
Floor Plan Credits	$10.1	$14.9	$19.9	$27.2
Rent Expense	$61.0	$59.5	$121.7	$118.4
_______________________
(1)See the following Non-GAAP reconciliation table.

7

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	Change	2022	2021	Change
Retail Automotive Units:
New Retail	45,515	57,789	(21.2)%	91,043	108,198	(15.9)%
Used Retail	69,994	74,708	(6.3)%	138,225	135,151	2.3%
Total	115,509	132,497	(12.8)%	229,268	243,349	(5.8)%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,446.0	$2,811.3	(13.0)%	$4,891.5	$5,232.7	(6.5)%
Used Vehicles	2,387.8	2,327.6	2.6%	4,810.7	4,135.6	16.3%
Finance and Insurance, Net	221.4	212.3	4.3%	438.7	381.1	15.1%
Service and Parts	597.0	546.2	9.3%	1,183.2	1,049.4	12.8%
Fleet and Wholesale	345.1	300.2	15.0%	702.4	605.7	16.0%
Total Revenue	$5,997.3	$6,197.6	(3.2)%	$12,026.5	$11,404.5	5.5%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$312.3	$276.6	12.9%	$623.7	$481.6	29.5%
Used Vehicles	155.2	194.1	(20.0)%	311.0	303.5	2.5%
Finance and Insurance, Net	221.4	212.3	4.3%	438.7	381.1	15.1%
Service and Parts	359.2	337.0	6.6%	709.7	642.4	10.5%
Fleet and Wholesale	11.9	20.4	(41.7)%	27.6	31.7	(12.9)%
Total Gross Profit	$1,060.0	$1,040.4	1.9%	$2,110.7	$1,840.3	14.7%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles	$53,740	$48,648	10.5%	$53,727	$48,363	11.1%
Used Vehicles	34,114	31,156	9.5%	34,803	30,599	13.7%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles	$6,860	$4,786	43.3%	$6,850	$4,451	53.9%
Used Vehicles	2,218	2,598	(14.6)%	2,250	2,246	0.2%
Finance and Insurance	1,917	1,603	19.6%	1,914	1,566	22.2%

Retail Automotive Gross Margin:
New Vehicles	12.8%	9.8%	+300bps	12.8%	9.2%	+360bps
Used Vehicles	6.5%	8.3%	(180)bps	6.5%	7.3%	(80)bps
Service and Parts	60.2%	61.7%	(150)bps	60.0%	61.2%	(120)bps
Fleet and Wholesale	3.4%	6.8%	(340)bps	3.9%	5.2%	(130)bps
Total Gross Margin	17.7%	16.8%	+90bps	17.6%	16.1%	+150bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	40.8%	45.4%	(460)bps	40.7%	45.9%	(520)bps
Used Vehicles	39.8%	37.6%	+220bps	40.0%	36.3%	+370bps
Finance and Insurance, Net	3.7%	3.4%	+30bps	3.6%	3.3%	+30bps
Service and Parts	10.0%	8.8%	+120bps	9.8%	9.2%	+60bps
Fleet and Wholesale	5.7%	4.8%	+90bps	5.9%	5.3%	+60bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	29.5%	26.6%	+290bps	29.5%	26.2%	+330bps
Used Vehicles	14.6%	18.7%	(410)bps	14.7%	16.5%	(180)bps
Finance and Insurance, Net	20.9%	20.4%	+50bps	20.8%	20.7%	+10bps
Service and Parts	33.9%	32.4%	+150bps	33.6%	34.9%	(130)bps
Fleet and Wholesale	1.1%	1.9%	(80)bps	1.4%	1.7%	(30)bps
Total	100.0%	100.0%		100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	Change	2022	2021	Change
Retail Automotive Same-Store Units:
New Retail	42,980	57,715	(25.5)%	86,704	107,944	(19.7)%
Used Retail	66,479	74,267	(10.5)%	131,756	134,477	(2.0)%
Total	109,459	131,982	(17.1)%	218,460	242,421	(9.9)%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,307.0	$2,806.3	(17.8)%	$4,640.7	$5,212.0	(11.0)%
Used Vehicles	2,278.0	2,316.1	(1.6)%	4,603.0	4,113.7	11.9%
Finance and Insurance, Net	213.5	211.7	0.9%	424.0	379.3	11.8%
Service and Parts	569.0	544.8	4.4%	1,135.0	1,046.5	8.5%
Fleet and Wholesale	326.2	299.6	8.9%	658.7	604.1	9.0%
Total Revenue	$5,693.7	$6,178.5	(7.8)%	$11,461.4	$11,355.6	0.9%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$294.5	$275.8	6.8%	$589.9	$479.3	23.1%
Used Vehicles	148.6	193.2	(23.1)%	298.6	302.0	(1.1)%
Finance and Insurance, Net	213.5	211.7	0.9%	424.0	379.3	11.8%
Service and Parts	343.6	335.9	2.3%	682.6	640.0	6.7%
Fleet and Wholesale	10.8	20.5	(47.3)%	25.0	31.7	(21.1)%
Total Gross Profit	$1,011.0	$1,037.1	(2.5)%	$2,020.1	$1,832.3	10.2%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$53,675	$48,623	10.4%	$53,523	$48,285	10.8%
Used Vehicles	34,267	31,186	9.9%	34,936	30,590	14.2%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$6,851	$4,779	43.4%	$6,804	$4,440	53.2%
Used Vehicles	2,235	2,602	(14.1)%	2,266	2,246	0.9%
Finance and Insurance	1,951	1,604	21.6%	1,941	1,565	24.0%

Retail Automotive Same-Store Gross Margin:
New Vehicles	12.8%	9.8%	+300bps	12.7%	9.2%	+350bps
Used Vehicles	6.5%	8.3%	(180)bps	6.5%	7.3%	(80)bps
Service and Parts	60.4%	61.7%	(130)bps	60.1%	61.2%	(110)bps
Fleet and Wholesale	3.3%	6.8%	(350)bps	3.8%	5.2%	(140)bps
Total Gross Margin	17.8%	16.8%	+100bps	17.6%	16.1%	+150bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	40.5%	45.4%	(490)bps	40.5%	45.9%	(540)bps
Used Vehicles	40.0%	37.5%	+250bps	40.2%	36.2%	+400bps
Finance and Insurance, Net	3.7%	3.4%	+30bps	3.7%	3.3%	+40bps
Service and Parts	10.0%	8.8%	+120bps	9.9%	9.2%	+70bps
Fleet and Wholesale	5.8%	4.9%	+90bps	5.7%	5.4%	+30bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	29.1%	26.6%	+250bps	29.2%	26.2%	+300bps
Used Vehicles	14.7%	18.6%	(390)bps	14.8%	16.5%	(170)bps
Finance and Insurance, Net	21.1%	20.4%	+70bps	21.0%	20.7%	+30bps
Service and Parts	34.0%	32.4%	+160bps	33.8%	34.9%	(110)bps
Fleet and Wholesale	1.1%	2.0%	(90)bps	1.2%	1.7%	(50)bps
Total	100.0%	100.0%		100.0%	100.0%

9

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	Change	2022	2021	Change
Retail Commercial Truck Units:
New Retail	3,531	3,314	6.5%	7,386	5,479	34.8%
Used Retail	643	832	(22.7)%	1,480	1,673	(11.5)%
Total	4,174	4,146	0.7%	8,866	7,152	24.0%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$447.3	$399.2	12.0%	$919.0	$646.7	42.1%
Used Vehicles	78.7	59.0	33.4%	179.0	110.0	62.7%
Finance and Insurance, Net	4.5	3.8	18.4%	10.9	6.9	58.0%
Service and Parts	219.6	157.3	39.6%	416.6	281.9	47.8%
Wholesale and Other	18.6	6.0	210.0%	35.5	14.5	144.8%
Total Revenue	$768.7	$625.3	22.9%	$1,561.0	$1,060.0	47.3%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$26.5	$19.6	35.2%	$55.5	$33.8	64.2%
Used Vehicles	5.9	9.5	(37.9)%	21.8	15.9	37.1%
Finance and Insurance, Net	4.5	3.8	18.4%	10.9	6.9	58.0%
Service and Parts	92.3	66.3	39.2%	176.1	119.0	48.0%
Wholesale and Other	6.8	3.5	94.3%	12.9	7.1	81.7%
Total Gross Profit	$136.0	$102.7	32.4%	$277.2	$182.7	51.7%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$126,676	$120,445	5.2%	$124,422	$118,026	5.4%
Used Vehicles	122,415	70,932	72.6%	120,963	65,729	84.0%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$7,504	$5,909	27.0%	$7,508	$6,176	21.6%
Used Vehicles	9,133	11,381	(19.8)%	14,691	9,518	54.3%
Finance and Insurance	1,082	916	18.1%	1,230	971	26.7%

Retail Commercial Truck Gross Margin:
New Vehicles	5.9%	4.9%	+100bps	6.0%	5.2%	+80bps
Used Vehicles	7.5%	16.1%	(860)bps	12.2%	14.5%	(230)bps
Service and Parts	42.0%	42.1%	(10)bps	42.3%	42.2%	+10bps
Wholesale and Other	36.6%	58.3%	(2,170)bps	36.3%	49.0%	(1,270)bps
Total Gross Margin	17.7%	16.4%	+130bps	17.8%	17.2%	+60bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	58.2%	63.8%	(560)bps	58.9%	61.0%	(210)bps
Used Vehicles	10.2%	9.4%	+80bps	11.5%	10.4%	+110bps
Finance and Insurance, Net	0.6%	0.6%	—bps	0.7%	0.7%	—bps
Service and Parts	28.6%	25.2%	+340bps	26.7%	26.6%	+10bps
Wholesale and Other	2.4%	1.0%	+140bps	2.2%	1.3%	+90bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	19.5%	19.1%	+40bps	20.0%	18.5%	+150bps
Used Vehicles	4.3%	9.3%	(500)bps	7.9%	8.7%	(80)bps
Finance and Insurance, Net	3.3%	3.7%	(40)bps	3.9%	3.8%	+10bps
Service and Parts	67.9%	64.6%	+330bps	63.5%	65.1%	(160)bps
Wholesale and Other	5.0%	3.3%	+170bps	4.7%	3.9%	+80bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	Change	2022	2021	Change
Retail Commercial Truck Same-Store Units:
New Retail	3,216	3,314	(3.0)%	5,774	4,935	17.0%
Used Retail	583	832	(29.9)%	1,167	1,644	(29.0)%
Total	3,799	4,146	(8.4)%	6,941	6,579	5.5%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$406.7	$399.2	1.9%	$715.2	$587.5	21.7%
Used Vehicles	71.5	59.0	21.2%	142.2	107.7	32.0%
Finance and Insurance, Net	4.1	3.8	7.9%	9.2	6.9	33.3%
Service and Parts	193.2	157.1	23.0%	323.7	260.9	24.1%
Wholesale and Other	18.0	6.0	200.0%	31.5	14.5	117.2%
Total Revenue	$693.5	$625.1	10.9%	$1,221.8	$977.5	25.0%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$23.1	$19.6	17.9%	$45.0	$32.2	39.8%
Used Vehicles	5.7	9.5	(40.0)%	17.4	15.5	12.3%
Finance and Insurance, Net	4.1	3.8	7.9%	9.2	6.9	33.3%
Service and Parts	81.6	66.2	23.3%	137.4	110.7	24.1%
Wholesale and Other	6.7	3.5	91.4%	12.7	6.9	84.1%
Total Gross Profit	$121.2	$102.6	18.1%	$221.7	$172.2	28.7%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$126,458	$120,445	5.0%	$123,861	$119,038	4.1%
Used Vehicles	122,707	70,932	73.0%	121,865	65,536	86.0%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$7,178	$5,909	21.5%	$7,800	$6,516	19.7%
Used Vehicles	9,850	11,381	(13.5)%	14,947	9,434	58.4%
Finance and Insurance	1,090	916	19.0%	1,329	1,047	26.9%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	5.7%	4.9%	+80bps	6.3%	5.5%	+80bps
Used Vehicles	8.0%	16.1%	(810)bps	12.2%	14.4%	(220)bps
Service and Parts	42.2%	42.1%	+10bps	42.4%	42.4%	—bps
Wholesale and Other	37.2%	58.3%	(2,110)bps	40.3%	47.6%	(730)bps
Total Gross Margin	17.5%	16.4%	+110bps	18.1%	17.6%	+50bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	58.6%	63.9%	(530)bps	58.5%	60.1%	(160)bps
Used Vehicles	10.3%	9.4%	+90bps	11.6%	11.0%	+60bps
Finance and Insurance, Net	0.6%	0.6%	—bps	0.8%	0.7%	+10bps
Service and Parts	27.9%	25.1%	+280bps	26.5%	26.7%	(20)bps
Wholesale and Other	2.6%	1.0%	+160bps	2.6%	1.5%	+110bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	19.1%	19.1%	—bps	20.3%	18.7%	+160bps
Used Vehicles	4.7%	9.3%	(460)bps	7.8%	9.0%	(120)bps
Finance and Insurance, Net	3.4%	3.7%	(30)bps	4.1%	4.0%	+10bps
Service and Parts	67.3%	64.5%	+280bps	62.0%	64.3%	(230)bps
Wholesale and Other	5.5%	3.4%	+210bps	5.8%	4.0%	+180bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	25%	23%	25%	23%
Audi	11%	12%	11%	12%
Mercedes-Benz	10%	10%	10%	10%
Land Rover / Jaguar	7%	9%	7%	9%
Porsche	8%	7%	7%	7%
Ferrari / Maserati	3%	2%	3%	3%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	1%	2%	2%	2%
Total Premium	70%	70%	70%	71%
Volume Non-U.S.:
Toyota	11%	11%	11%	11%
Honda	5%	6%	5%	6%
Volkswagen	2%	2%	2%	2%
Nissan	1%	1%	1%	1%
Others	2%	2%	2%	2%
Total Volume Non-U.S.	21%	22%	21%	22%
U.S.:
General Motors / Chrysler	1%	1%	1%	1%
CarShop Used Vehicle Centers	8%	7%	8%	6%
Total	100%	100%	100%	100%

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Capital Expenditures / Stock Repurchases:	2022		2021		2022		2021
(Amounts in Millions)
Capital expenditures	$	81.9	$	48.4	$	138.1	$	90.8
Cash paid for acquisitions, net of cash acquired	$	132.3	$	278.0	$	225.9	$	278.0
Stock repurchases:
Aggregate purchase price	$	173.4	$	40.9	$	292.6	$	40.9
Shares repurchased		1.7		0.5		2.9		0.5

Balance Sheet and Other Highlights:	June 30, 2022	December 31, 2021
(Amounts in Millions)
Cash and Cash Equivalents	$154.9	$100.7
Inventories	$3,055.2	$3,129.0
Total Floor Plan Notes Payable	$2,442.1	$2,554.7
Total Long-Term Debt	$1,486.0	$1,474.0
Equity	$4,219.4	$4,095.0

Debt to Total Capitalization Ratio	26.0%	26.4%
Leverage Ratio (1)	0.7x	0.8x
New vehicle days' supply	21 days	17 days
Used vehicle days' supply	42 days	60 days
__________________________
(1)See the following Non-GAAP reconciliation table.

12

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following tables reconcile reported income from continuing operations and earnings per share to adjusted income from continuing operations and adjusted earnings per share for the three and six months ended June 30, 2022, and 2021:

	Three Months Ended			Six Months Ended
(Amounts in Millions)	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change

Income from Continuing Operations	$374.0	$338.8	10.4%	$741.9	$521.3	42.3%
Tax legislation changes (1)	—	8.8	nm	—	8.8	nm
Debt redemption costs (2)	—	12.6	nm	—	12.6	nm
Adjusted Income from Continuing Operations	$374.0	$360.2	3.8%	$741.9	$542.7	36.7%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change

Earnings Per Share from Continuing Operations	$4.93	$4.20	17.4%	$9.70	$6.46	50.2%
Tax legislation changes (1)	—	0.11	nm	—	0.11	nm
Debt redemption costs (2)	—	0.16	nm	—	0.16	nm
Adjusted Earnings Per Share from Continuing Operations	$4.93	$4.47	10.3%	$9.70	$6.73	44.1%
The following table reconciles income from continuing operations before taxes (EBT) to adjusted income from continuing operations before taxes (EBT) for the three and six months ending June 30, 2022, and 2021:

	Three Months Ended			Six Months Ended
(Amounts in Millions)	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change

Income from Continuing Operations Before Taxes	$499.6	$463.7	7.7%	$997.2	$711.3	40.2%
Debt redemption costs (2)	—	17.0	nm	—	17.0	nm
Adjusted Income from Continuing Operations Before Taxes	$499.6	$480.7	3.9%	$997.2	$728.3	36.9%
(1)For the three and six months ended June 30, 2021, represents a revaluation of our U.K. deferred tax assets and liabilities due to an increase in the U.K. corporate tax rate from 19% currently to 25%, effective April 1, 2023
(2)Related to expenses in connection with the redemption of our 5.5% senior subordinated notes due 2026 in 2021

13

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following tables reconcile reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended
	June 30,		2022 vs. 2021
(Amounts in Millions)	2022	2021	Change	% Change

Net Income	$375.9	$340.4	$35.5	10.4%
Add: Depreciation	31.7	30.2	1.5	5.0%
Other Interest Expense	17.0	19.7	(2.7)	(13.7)%
Income Taxes	123.7	123.4	0.3	0.2%
Income from Discontinued Operations, net of tax	—	(0.1)	0.1	nm
EBITDA	$548.3	$513.6	$34.7	6.8%
Add: Debt redemption costs (2)	—	17.0	(17.0)	nm
Adjusted EBITDA	$548.3	$530.6	$17.7	3.3%

	Six Months Ended
	June 30,		2022 vs. 2021
(Amounts in Millions)	2022	2021	Change	% Change

Net Income	$745.4	$523.5	$221.9	42.4%
Add: Depreciation	63.6	59.5	4.1	6.9%
Other Interest Expense	33.5	37.6	(4.1)	(10.9)%
Income Taxes	251.8	187.9	63.9	34.0%
Income from Discontinued Operations, net of tax	—	(0.1)	0.1	nm
EBITDA	$1,094.3	$808.4	$285.9	35.4%
Add: Debt redemption costs (2)	—	17.0	(17.0)	nm
Adjusted EBITDA	$1,094.3	$825.4	$268.9	32.6%
nm – not meaningful

The following table reconciles the leverage ratio as of June 30, 2022, and December 31, 2021:

	Six	Six	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2021	June 30, 2022	June 30, 2022	December 31, 2021

Net Income	$669.2	$745.4	$1,414.6	$1,192.7
Add: Depreciation	62.0	63.6	125.6	121.5
Other Interest Expense	31.0	33.5	64.5	68.6
Income Taxes	228.4	251.8	480.2	416.3
Income from Discontinued Operations, net of tax	(1.2)	—	(1.2)	(1.3)
EBITDA	$989.4	$1,094.3	$2,083.7	$1,797.8
Add: Loss on investment for revaluation (1)	11.4	—	11.4	11.4
Add: Debt redemption costs (2)	—	—	—	17.0
Adjusted EBITDA	$1,000.8	$1,094.3	$2,095.1	$1,826.2

Total Non-Vehicle Long-Term Debt			$1,486.0	$1,474.0
Leverage Ratio			0.7x	0.8x
(1)Loss on investment for the revaluation of the Nicole Group
(2)Related to expenses in connection with the redemption of our 5.50% senior subordinated notes due 2026 in 2021

# # # # # # #

14